EXHIBIT 99.1

GEE GROUP PRESENTING AT 30TH ANNUAL ROTH INVESTOR CONFERENCE IN ORANGE COUNTY, CA

NAPERVILLE, IL / ACCESSWIRE / MARCH 1, 2018 / GEE Group Inc. (NYSE American: JOB) (the “Company” or “GEE Group”), a provider of professional staffing services and solutions, is slated to present at the 30th Annual ROTH Conference being held March 11-13, 2018 at The Ritz-Carlton in Dana Point, California.

Chairman and Chief Executive Officer Derek Dewan is scheduled to present on Monday, March 12 at 1:00 p.m. Pacific Standard Time. He will also conduct one-on-one meetings with institutional analysts and investors. Dewan will outline GEE Group’s growth strategy and he will discuss the Company’s initiatives in expanding its staffing operations throughout the country. The presentation will be available via the investor relations section of the company’s website at www.geegroup.com.

The annual ROTH Conference brings together public and private companies as well as over 1,000 institutional, private equity, venture capital and high net worth/family office investors in Dana Point, CA at the Ritz Carlton Laguna Niguel Hotel from March 11 – 13, 2018. It is one of the largest conferences of its kind in the U.S. This exclusive event provides attendees with investment ideas across a wide variety of sectors, including business services. The conference will feature company presentations, Q&A sessions, expert panels, management one-on-one and small group meetings.

Commenting on the ROTH conference, Dewan noted, "We are privileged to attend the impressive annual conference held by ROTH. We look forward to presenting and discussing our growth strategy with current and potential investors. The Company has notably expanded its service offerings in the professional staffing and solutions areas of IT, accounting and finance, and engineering. In particular, the integration of GEE’s acquisitions, most recently SNI Companies, has increased our geographic footprint and enhanced our specialty staffing services delivery network in niche markets. We look forward to discussing the Company’s continued focus and emphasis on these higher margin specialties."

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About ROTH Capital Partners

ROTH Capital Partners, LLC is a relationship-driven investment bank focused on serving emerging growth companies and their investors. As a full-service investment bank, ROTH provides capital raising, M&A advisory, analytical research, trading, market-making services and corporate access. Headquartered in Newport Beach, CA, ROTH is privately-held and employee owned, and maintains offices throughout the U.S. For more information on ROTH, please visit www.roth.com.

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

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